EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS




Securities and Exchange Commission
Washington, D.C.

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated February 8, 2002, on our audits of the consolidated financial statements of Summit Financial Group, Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in Summit's 2001 Annual Report.





                                               ARNETT & FOSTER,  P.L.L.C.

                                               /s/ Arnett & Foster, P.L.L.C.


Charleston, West Virginia
March 28, 2002